UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

CHARTER COMMUNICATIONS, INC.
(Name of Registrant As Specified In Its Charter)

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CHARTER COMMUNICATIONS, INC.

12405 POWERSCOURT DRIVE
ST. LOUIS, MISSOURI  63131

Dear Stockholders:

On July 24, 2007, our board of directors adopted a resolution approving the increase of our authorized shares of Class A common stock (the "Class A Common Stock") from one billion seven hundred fifty million (1,750,000,000) shares, par value $.001 per share, to ten billion, five hundred million (10,500,000,000) shares, par value $.001 per share, and an increase in our authorized shares of Class B common stock (the "Class B Common Stock") from seven hundred fifty million (750,000,000) shares, par value $.001 per share, to four billion, five hundred million (4,500,000,000) shares, par value $.001 per share.  Eight billion, seven hundred and fifty million (8,750,000,000) shares of Class A Common Stock and three billion, seven hundred and fifty million (3,750,000,000) shares of Class B Common Stock are authorized for issuance solely upon the exercise or exchange of rights pursuant to the rights agreement, dated August 14, 2007, by and between Charter Communications, Inc (the "Company") and Mellon Investor Services LLC, as rights agent and the letter agreement, dated August 14, 2007, by and between Charter Communications, Inc., as manager and member of Charter Communications Holding Company, LLC, Charter Investment, Inc. and Vulcan Cable III Inc. (collectively, the "Rights Agreement"), including, for the avoidance of doubt, any shares of (i) Class A Common Stock issued in respect of the exchange of Class B Common Stock or exchangeable common membership units ("Exchangeable Units") of Charter Communications Holding Company, LLC ("Holdco") issued to the Class B Stockholder (as defined below) or its affiliates pursuant to the Rights Agreement and (ii) Class B Common Stock issued to the Class B Stockholder or its affiliates pursuant to the Rights Agreement.

The resolution of the board of directors also recommended that the Company's stockholders approve the increase in the authorized shares of Class A Common Stock and Class B Common Stock.  The affirmative vote of the majority of our outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is required to approve such an increase in the authorized shares.  Subsequently, the Company obtained the written consent of Mr. Paul G. Allen (the "Class B Stockholder"), a stockholder holding in the aggregate the requisite majority of the voting power, to the increase in the authorized shares of Class A Common Stock and Class B Common Stock.   The Company expects the increase to be effective on or about ___________, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of federal securities laws.  This Information Statement is being mailed to all of the Company's stockholders of record as of the close of business on August 13, 2007.

                        Sincerely,

                        Neil Smit
                        President and Chief Executive Officer

CHARTER COMMUNICATIONS, INC.

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDER IN LIEU OF MEETING

AND

NOTICE OF ACTION BY WRITTEN CONSENT PURSUANT TO SECTION 228(E) OF THE DELAWARE GENERAL CORPORATION LAW

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement and Notice of Action by Written Consent ("Information Statement") is being mailed on or about ___________, 2007 to the Company's stockholders of record as of August 13 2007, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and pursuant to Section 228(e) of the General Corporation Law of the State of Delaware.

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate action described below as adopted by our board of directors by resolution dated July 24, 2007 and the subsequent approval of such corporate action by the written consent of a stockholder holding in the aggregate 90.92% of the voting power of our outstanding shares entitled to vote on such corporate action.  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Exchange Act, of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to our stockholders on or about __________, 2007, and the transaction described herein shall not become effective earlier than 20 calendar days thereafter.

 ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

On July 24, 2007, our board of directors adopted a resolution to amend our Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), approving an increase in authorized shares of Class A Common Stock to ten billion, five hundred million (10,500,000,000) shares of Class A Common Stock, par value $.001 per share, provided, that eight billion, seven hundred and fifty million (8,750,000,000) shares of Class A Common Stock are authorized for issuance solely upon the exercise or exchange of rights pursuant to the Rights Agreement, and provided, further, that for the avoidance of doubt, such eight billion, seven hundred and fifty million (8,750,000,000) shares shall include any shares of Class A Common Stock which may be issued upon the exchange of Class B Common Stock or Exchangeable Units issued to the Class B Stockholder or its affiliates pursuant to the Rights Agreement and an increase in the authorized shares of Class B Common Stock to four billion, five hundred million

(4,500,000,000) shares of Class B Common Stock, par value $.001 per share, provided, that three billion, seven hundred and fifty million (3,750,000,000) shares of Class B Common Stock are authorized for issuance solely upon the exercise or exchange of rights pursuant to the Rights Agreement, and provided, further, that for the avoidance of doubt, such three billion, seven hundred and fifty million (3,750,000,000) shares shall include any shares of Class B Common Stock which may be issued upon the exchange of Exchangeable Units issued to the Class B Stockholder or its affiliates pursuant to the Rights Agreement.  The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

Our board of directors also proposed that this resolution be submitted for a vote to the stockholders of the Company.  The affirmative vote of the majority of our outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, is required to approve such an increase in the authorized shares.  On August 13, 2007, the amendment to the certificate of incorporation was adopted by the written consent of the Class B Stockholder, a stockholder holding the requisite majority of the voting power.

Any issuance of the additional securities authorized pursuant to the Certificate of Amendment to the Certificate of Incorporation will be upon the terms and subject to the conditions of the Rights Agreement.  The holders of shares of Class A Common Stock and/or Class B Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Class A Common Stock or Class B Common Stock or securities convertible into or exercisable for Class A Common Stock or Class B Common Stock.

DISSENTER'S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the increase of authorized share capital.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s Class A common stock (“Class A common stock”) as of June 30, 2007 by:

•	each current director of the Company;
•	the current chief executive officer and chief financial officer and individuals named in the Summary Compensation Table;
•	all persons currently serving as directors and executive officers of the Company, as a group; and
•	each person known by us to own beneficially 5% or more of our outstanding Class A common stock as of June 30, 2007.

      With respect to the percentage of voting power set forth in the following table:

•	each holder of Class A common stock is entitled to one vote per share; and
•
each holder of the Company’s Class B common stock (“Class B common stock”) is entitled to (i) ten votes per share of Class B common stock held by such holder and its affiliates and (ii) ten votes per share of Class B Common Stock for which membership units in Charter Holdco held by such holder and its affiliates are exchangeable.

The 50,000 shares of Class B common stock owned by Mr. Allen represents 100% of the outstanding Class B common stock.

		Unvested	Class A Shares		Class B
	Number of	Restricted	Receivable on		Shares
	Class A	Class A	Exercise of		Issuable	% of Class A
	Shares	Shares	Vested Options	Number of	upon	Shares (Voting	% of
	(Voting and	(Voting	or Other	Class B	Exchange or	and Investment	Voting
Name and Address of	Investment	Power	Convertible	Shares	Conversion of	Power)	Power
Beneficial Owner	Power)(1)	Only)(2)	Securities(3)	Owned	Units(4)	(4)(5)	(5)(6)
Paul G. Allen(7)	28,453,167	-	10,000	50,000	369,448,336	51.69%	90.92%
Charter Investment, Inc.(8)					253,135,163	38.73%	*
Vulcan Cable III Inc.(9)					116,313,173	22.51%	*
W. Lance Conn	100,545	-				*	*
Nathaniel A. Davis	49,242	-				*	*
Jonathan L. Dolgen	109,577	-				*	*
Rajive Johri	67,379	-
Robert P. May	209,577	-				*	*
David C. Merritt	114,010	-				*	*
Marc B. Nathanson	514,010	-	50,000			*	*
Jo Allen Patton	115,286	-				*	*
John H. Tory	118,310	-	40,000			*	*
Larry W. Wangberg	117,010	-	40,000			*	*
Neil Smit	1,491,667	520,833	1,784,272			*	*
Jeffrey T. Fisher	16,667	33,333	-			*	*
Michael J. Lovett	7,500	425,000	316,500			*	*
Robert A. Quigley	-	33,333	-			*	*
Grier C. Raclin	-	33,333	-			*	*
All current directors and executive officers as a group (23 persons)	31,505,839	1,079,165	2,784,447	50,000	369,448,336	52.40%	91.02%
Paul Martin (10)	12,528	-	274,975			*	*
Steelhead Partners(11)	29,729,656					7.42%	*
James Michael Johnston(11)	29,729,656					7.42%	*
Brian Katz Klein(11)	29,729,656					7.42%	*
FMR Corp.(12)	46,413,606					11.59%	1.16%
Fidelity Management & Research Company(12)	22,765,971		19,229,336			10.01%	1.04%
Edward C. Johnson 3d (12)	46,413,606					11.59%	1.16%
Standard Pacific Capital LLC (13)	20,553,184					5.13%	*
Wellington Management Company, LLC (14)	25,658,221					6.41%	*

* Less than 1%.

(1)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Does not include shares that may be acquired through exercise of options.

(2)
Includes unvested shares of restricted stock issued under the Charter Communications, Inc. 2001 Stock Incentive Plan, as to which the applicable director or employee has sole voting power but not investment power. Excludes certain performance units granted under the Charter 2001 Stock Incentive Plan with respect to which shares will not be issued until the third anniversary of the grant date and then only if Charter meets certain performance criteria (and which consequently do not provide the holder with any voting rights).

(3)
Includes shares of Class A common stock issuable (a) upon exercise of options that have vested or will vest on or before August 29, 2007 under the 1999 Charter Communications Option Plan and the 2001 Stock Incentive Plan or (b) upon conversion of other convertible securities.

(4)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The beneficial owners at June 30, 2007 of Class B common stock, Charter Holdco membership units and convertible senior notes of Charter are deemed to be beneficial owners of an equal number of shares of Class A common stock because such holdings are either convertible into Class A shares (in the case of Class B shares and convertible senior notes) or exchangeable (indirectly) for Class A shares (in the case of the membership units) on a one-for-one basis. Unless otherwise noted, the named holders have sole investment and voting power with respect to the shares listed as beneficially owned.  Mr. Allen also owns an accreting note exchangeable as of June 30, 2007 for 30,316,305 Charter Holdco membership units.

(5)	The calculation of this percentage assumes for each person that:

	•	400,398,208 shares of Class A common stock are issued and outstanding as of June 30, 2007;
•
the acquisition by such person of all shares of Class A common stock that such person or affiliates of such person has the right to acquire upon exchange of membership units in subsidiaries or conversion of Series A Convertible Redeemable Preferred Stock or 5.875% convertible senior notes;

	•	the acquisition by such person of all shares that may be acquired upon exercise of options to purchase shares or exchangeable membership units that have vested or will vest by August 29, 2007; and
	•	none of the other listed persons or entities has received any shares of Class A common stock that are issuable to any of such persons pursuant to the exercise of options or otherwise.

A person is deemed to have the right to acquire shares of Class A common stock with respect to options vested under the 1999 Charter Communications Option Plan. When vested, these options are exercisable for membership units of Charter Holdco, which are immediately exchanged on a one-for-one basis for shares of Class A common stock. A person is also deemed to have the right to acquire shares of Class A common stock issuable upon the exercise of vested options under the 2001 Stock Incentive Plan.

(6)
The calculation of this percentage assumes that Mr. Allen’s equity interests are retained in the form that maximizes voting power (i.e., the 50,000 shares of Class B common stock held by Mr. Allen have not been converted into shares of Class A common stock; and that the membership units of Charter Holdco owned by each of Vulcan Cable III Inc. and Charter Investment, Inc. have not been exchanged for shares of Class A common stock).

(7)	The total listed includes:

	•	253,135,163 membership units in Charter Holdco held by Charter Investment, Inc.; and
	•	116,313,173 membership units in Charter Holdco held by Vulcan Cable III Inc.

The listed total includes 30,316,305 shares of Class A common stock issuable as of June 30, 2007 upon exchange of units of Charter Holdco, which are issuable to Charter Investment, Inc. (which is owned by Mr. Allen).  The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(8)
Includes 253,135,163 membership units in Charter Holdco, which are exchangeable for shares of Class B common stock on a one-for-one basis, which are convertible to shares of Class A common stock on a one-for-one basis. The address of this person is: Charter Plaza, 12405 Powerscourt Drive, St. Louis, MO 63131.

(9)	Includes 116,313,173 membership units in Charter Holdco, which are exchangeable for shares of Class B common stock on a one-for-one basis, which are convertible to shares of Class A common stock on a one-for-one basis. The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.
(10)
Mr. Martin terminated his employment effective April 3, 2006.  His stock options and restricted stock shown in this table continue to vest until September 2, 2007, and his options will be exercisable for another 60 days thereafter.

(11)
The equity ownership reported in this table is based upon the holder’s Form 13G/A filed with the SEC February 8, 2007. The business address of the reporting person is: 1301 First Avenue, Suite 201, Seattle, WA 98101. J. Michael Johnston and Brian K. Klein act as the member-managers of Steelhead Partners, LLC.

(12)
The equity ownership reported in this table is based on the holder’s Schedule 13G/A filed with the SEC on February 14, 2007. The address of the person is: 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR Corp. and is the beneficial owner of 41,995,307 shares as a result of acting as investment adviser to various investment companies and includes: 19,229,336 shares resulting from the assumed conversion of 5.875% convertible senior notes. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is a beneficial owner of 763,983 shares as a result of acting as investment adviser to various investment companies and includes: 240,083 shares resulting from the assumed conversion of 5.875% convertible senior notes.  Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp., is a beneficial owner of 210,116 shares as a result of acting as investment adviser to various investment companies and includes: 66,116 shares resulting from the assumed conversion of 5.875% convertible senior notes.  Fidelity International Limited (“FIL”) provides investment advisory and management services to non-U.S. investment companies and certain institutional investors and is a beneficial owner of 3,444,200 shares.  FIL is a separate and independent corporate entity from FMR Corp.  Edward C. Johnson 3d, Chairman of FMR Corp. and FIL own shares of FIL voting stock with the right to cast approximately 47% of the total votes of FIL voting stock.  Edward C. Johnson 3d, chairman of FMR Corp., and FMR Corp. each has sole power to dispose of 41,995,307 shares.

(13)
The equity ownership reported in this table is based upon holder’s Schedule 13G filed with the SEC February 21, 2007. The address of the reporting person is:  101 California Street, 36th Floor, San Francisco, CA 94111.

(14)	The equity ownership reported in this table is based upon holder’s Schedule 13G/A filed with the SEC February 14, 2007. The address of the reporting person is: 75 State Street, Boston, MA 02109.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of June 30, 2007, there were 400,398,208 shares of Class A Common Stock and 50,000 shares of Class B Common Stock of the Company issued and outstanding.  Each holder of Class A Common Stock is entitled to one vote per share.  Each holder of Class B Common Stock is entitled to ten votes per share plus ten votes per share of Class B Common Stock for which Exchangeable Units in Charter Holdco held by the Class B Stockholder and his affiliates are exchangeable. Accordingly, each outstanding share of Class B Common Stock was entitled to approximately 67,836.4 votes at June 30, 2007.

The Class B Stockholder, as a stockholder holding in the aggregate 90.92% of the voting power of our outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, approved the amendment to the Company's Certificate of Incorporation to increase the authorized share capital.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the amendment to our Restated Certificate of Incorporation, as amended, to increase our authorized share capital will not be effected until a date at least twenty (20) calendar days after the date on which this Information Statement has been mailed to the Company's stockholders.  We anticipate that the Certificate of Amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware on or about the close of business on ______________, 2007; however, we cannot guarantee that this date will be met.

VOTING PROCEDURES

Pursuant to the General Corporation Law of the State of Delaware and our Certificate of Incorporation, the affirmative vote of the holders of a majority of our outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, is sufficient to amend the Certificate of Incorporation, which vote was obtained by the written consent of the Class B Stockholder as described herein.  As a result, the amendment to our Certificate of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Certificate of Incorporation to increase the authorized share capital.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on

Form 10-K and 10-Q with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copies at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement, may make such a request in writing to Charter Communications, Inc., 12405 Powerscourt Drive, St. Louis, Missouri, 63131, Attention Investor Relations or by calling us at (314) 543-5712.

                    For the Board of Directors,

                    Neil Smit, Chief Executive Officer
                    St. Louis, Missouri

                    _______________, 2007

EXHIBIT A

Certificate of Amendment
of
Restated Certificate of Incorporation
of
Charter Communications, Inc.
(a Delaware corporation)

Charter Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           That paragraph (a)(i)(A) of Article FOURTH of the Restated Certificate of Incorporation of this corporation is amended to read as follows:

(A)        The total number of shares of stock that the Corporation shall have authority to issue is fifteen billion, two hundred and fifty million (15,250,000,000) shares, consisting of: (1) ten billion, five hundred million (10,500,000,000) shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), provided, that eight billion, seven hundred and fifty million (8,750,000,000) shares of Class A Common Stock are authorized for issuance solely upon the exercise or exchange of rights pursuant to the rights agreement, dated August 14, 2007, by and between the Corporation and Mellon Investor Services LLC, as rights agent and the letter agreement, dated August 14, 2007, by and between Charter Communications, Inc., as manager and member of Charter Communications Holding Company, LLC, Charter Investment, Inc. and Vulcan Cable III Inc. (collectively, the "Rights Agreement"), and provided, further, that for the avoidance of doubt, such eight billion, seven hundred and fifty million (8,750,000,000) shares shall include any shares of Class A Common Stock which may be issued upon the exchange of Class B Common Stock or exchangeable Membership Units issued to the Allen Entities pursuant to the Rights Agreement; (2) four billion, five hundred million (4,500,000,000)  shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), provided, that three billion, seven hundred and fifty million (3,750,000,000) shares of Class B Common Stock are authorized for issuance solely upon the exercise or exchange of rights pursuant to the Rights Agreement, and provided, further, that for the avoidance of doubt, such three billion, seven hundred and fifty million (3,750,000,000) shares shall include any shares of Class B Common Stock which may be issued upon the exchange of exchangeable Membership Units issued to the Allen Entities pursuant to the Rights Agreement; and (3) two hundred, fifty million (250,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.  The Class A Common Stock and the Class B Common Stock are herein sometimes collectively or individually referred to as the "Common Stock."

2.          Said Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by approval of the Board of Directors and the affirmative vote of a least a majority of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, entitled to vote thereon.

IN WITNESS WHEREOF, CHARTER COMMUNICATIONS, INC. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly signed on _____________, 2007.

                      CHARTER COMMUNICATIONS, INC.

                  By:______________________________
                       Name:
                       Title: